   As filed with the Securities and Exchange Commission on February 17, 1998
                                                 Registration No. 333-42185
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                             ----------------------
                                AMENDMENT NO. 2
                                       TO
                                    FORM S-3


                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                             EPL TECHNOLOGIES, INC.
             (Exact name of Registrant as Specified in its Charter)

           Colorado                                              84-0990658
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

                        2 International Plaza, Suite 245
                     Philadelphia, Pennsylvania 19113-1507
                                 (610) 521-4400
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               -----------------

                                 Paul L. Devine
                Chairman, President and Chief Executive Officer
                        2 International Plaza, Suite 245
                     Philadelphia, Pennsylvania 19113-1507
                                 (610) 521-4400
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               -----------------

                                    Copy to:
                             Raymond D. Agran, Esq.

                       Ballard Spahr Andrews & Ingersoll, LLP

                         1735 Market Street, 51st Floor
                     Philadelphia, Pennsylvania 19103-7599
                                 (215) 665-8500

          Approximate date of commencement of proposed sale to public:
   As soon as practicable after this Registration Statement becomes effective.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|




                               -----------------

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

This Amendment No. 2 is being filed solely to file certain exhibits to this Registration Statement.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following is a list of the estimated expenses to be incurred by the Registrant in connection with the issuance and distribution of the Shares being registered hereby.


     SEC Registration Fee                               $ 7,356
     NASDAQ Listing Fee                                   7,500
     Accountants' Fees and Expenses                      10,000*
     Legal Fees and Expenses                             35,000*
     Miscellaneous                                          144*
                                                        -------
          TOTAL                                         $60,000*


* As estimated and subject to change.

      The Selling Shareholders will not bear any portion of the expenses of registration of the Shares.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Under Article 109 of the Colorado Business Corporation Act, as amended (the "CBCA"), the Company has the power to indemnify directors and officers under prescribed circumstances and subject to certain limitations, against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceedings, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his or her being a director or officer of the Company if it is determined that he or she acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

      Article VF. of the Company's Amended and Restated Articles of Incorporation, as amended, and Article VI of the Company's Bylaws, as amended, provide that the Company shall indemnify directors and officers of the Company against all expenses, liability and loss incurred as a result of such person's being a party to, or threatened to be made a party to, any proceeding (as defined, which includes any threatened proceeding) by reason of the fact that he or she is or was a director or officer of the Company or is otherwise the subject of any such proceeding by reason of that person's relationship with the Company, to the fullest extent authorized by the CBCA, if the person conducted the activities in question in good faith, reasonably believed that the conduct was in the Company's best interests or was not opposed to the Company's best interests and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful. Article VI of the Bylaws, as amended, further permits the Company to maintain insurance, at its expense, to protect itself and any such director or officer of the Company against any such expenses, liability or loss, whether or not the Company would have the power to indemnify such person against such expenses, liability or loss under the Bylaws, as amended. The Company has directors' and officers' liability insurance.

ITEM 16. EXHIBITS.

Exhibit
Number      Description

3.1 Amended and Restated Articles of Incorporation of the Company, as amended, (Incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997 on file with the Securities and Exchange Commission (the "SEC")).

3.2         Amended and Restated Bylaws of the Company, as amended.
            (Incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997 on file with the SEC.)

4.1         Specimen Common Stock Certificate (Incorporated by reference to
            Exhibit 4.1 to the Company's Annual Report on Form 10-K for the eight months ended December 31, 1992 on file with the SEC).


5.1* Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the validity of the shares of Common Stock being registered.



10.1 License Agreement dated as of April 29, 1997 by and between Integrated Produce Systems, Inc. and Farmington Fresh.



10.2 Amendment to License Agreement, dated February 13, 1998, between Integrated Produce Systems, Inc. and Farmington Fresh.



10.3 Operating Agreement of NewCornCo, LLC, dated July 19, 1996, between the Registrant and Agricultural Innovation & Trade, Inc.



10.4 Fresh-Cut Corn Processing Agreement, dated July 22, 1996, between NewCornCo, LLC, and Agricultural Innovation & Trade, Inc.



10.5 Assignment of Membership Interest, dated December 6, 1997, between Agricultural Innovation & Trade, Inc. and Twin Garden Sales, Inc.



10.6 Requirements Agreement, dated as of December 6, 1997, between NewCornCo, LLC, and Twin Garden Farms.



10.7* Employment Agreement, dated January 1, 1998, between the Company and William R. Romig


23.1*       Consent of Deloitte & Touche LLP.



23.2*       Consent of Coopers & Lybrand, S.A.



23.3*       Consent of Porter, Matthews & Marsden



23.4*       Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in
            Exhibit 5.1).



24.1*       Power of Attorney (included in signature page).

__________
*previously filed

ITEM 17. UNDERTAKINGS.

      A.    The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act")'

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;


                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Tinicum, Commonwealth of Pennsylvania, on February 17, 1998.

                                       EPL TECHNOLOGIES, INC.


                                       /s/ Paul L. Devine
                                       ----------------------------
                                       Paul L. Devine
                                       Chairman, President and Chief Executive
                                       Officer (Principal Executive Officer)


      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                     Title                            Date
---------                     -----                            ----

/s/ Paul L. Devine            Chairman, President and          February 17, 1998
---------------------         Chief Executive Officer
Paul L. Devine                (Principal Executive Officer)


/s/ Timothy B. Owen*          Secretary and Treasurer          February 17, 1998
----------------------        (Principal Financial and
Timothy B. Owen                Accounting Officer)


/s/ Robert D. Mattei*         Director                         February 17, 1998
--------------------
Robert D. Mattei


/s/ Ronald W. Cantwell*       Director                         February 17, 1998
----------------------
Ronald W. Cantwell




*by: /s/ Paul L. Devine
    -------------------
    Paul L. Devine
    attorney-in-fact

                                 EXHIBIT INDEX

Exhibit                                                       Sequentially
Number            Description                                 Numbered Page
------            -----------                                 -------------

3.1 Amended and Restated Articles of Incorporation of the Company, as amended, (Incorporated by reference to Exhibit 3.1 to the Company's
            Quarterly Report on Form 10-Q for the
            quarterly period ended September 30, 1997 on file with the SEC).

3.2 Amended and Restated Bylaws of the Company, as amended, (Incorporated by reference to Exhibit
            3.2 to the Company's Quarterly Report on Form
            10-Q for the quarterly period ended September
            30, 1997 on file with the SEC.)

4.1         Specimen Common Stock Certificate
            (Incorporated by reference to Exhibit 4.1 to the Company's Annual Report on Form 10-K for the eight months ended December 31, 1992 on file with the SEC).

5.1* Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the validity of the shares of Common
            Stock being registered.



10.1 License Agreement dated as of April 29, 1997 by and between Integrated Produce Systems, Inc.
            and Farmington Fresh.



10.2        Amendment to License Agreement, dated February 13,
            1998, between Integrated Produce Systems, Inc.
            and Farmington Fresh.



10.3        Operating Agreement of NewCornCo, LLC, dated
            July 19, 1996, between the Company and
            Agricultural Innovation & Trade, Inc.



10.4        Fresh-Cut Corn Processing Agreement, dated
            July 22, 1996, between NewCornCo, LLC, and
            Agricultural Innovation & Trade, Inc.



10.5 Assignment of Membership Interest, dated December 6, 1997, between Agricultural Innovation & Trade, Inc. and Twin Garden Sales, Inc.



10.6 Requirements Agreement, dated December 6, 1997, between NewCornCo, LLC, and Twin Garden Farms.



10.7* Employment Agreement, dated January 1, 1998, between the Company and William R. Romig



23.1*       Consent of Deloitte & Touche LLP.



23.2*       Consent of Coopers & Lybrand, S.A.



23.3*       Consent of Porter, Matthews & Marsden



23.4*       Consent of Ballard Spahr Andrews & Ingersoll, LLP
            (included in Exhibit 5.1).


24.1*       Power of Attorney (included in signature page).


____________
*previously filed